  EXHIBIT 99.1

Rekor Announces Early Redemption of Senior Secured Notes, Strengthening Company’s Financial Position

COLUMBIA, MD – February 26, 2024. Rekor Systems, Inc. (NASDAQ:REKR) (“Rekor” or the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced its decision to early redeem all $12,500,00 of its outstanding Senior Secured Notes (“SSNs”). This reflects the Company’s commitment to strengthening its balance sheet and removes a first priority lien on all the Company’s assets.  The redemption of all outstanding SSNs is expected to occur on March 4, 2024.

A portion of the proceeds of a recent public offering were allocated to the repayment of the SSNs and holders of the SSNs also agreed to receive $1,875,000 of the redemption price in the form of 750,000 unregistered common shares at $2.50 per share. Robert A. Berman, Rekor’s Chairman and CEO, is one of the holders of the SSNs.

Eyal Hen, Rekor CFO, commented on the redemption, stating, “The early redemption of our Senior Secured Notes will be a significant milestone for Rekor. It frees our assets from all encumbrances and significantly reduces our interest expense. Clearing our balance sheet of secured debt will provide us with greater operational freedom and financial flexibility and positions us better to pursue strategic growth opportunities. This is part of  our ongoing efforts to enhance shareholder value and is in line with our commitment to maintaining a strong and healthy financial foundation.”

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, Threads, and Facebook.

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Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of technology products and the size and shape of the global market for its services. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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